UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2007

LINCOLN NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA (State or Other Jurisdiction of Incorporation)	1-6028 (Commission File Number)	35-1140070 (IRS Employer Identification No.)

1500 Market Street, West Tower, Suite 3900 Philadelphia, Pennsylvania (Address of Principal Executive Offices)	19102-2112 (Zip Code)

(215) 448-1400 (Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

The description of the Stock Purchase Agreement (the “Television Purchase Agreement”) between Lincoln Financial Media Company (“LFMC”), a wholly owned subsidiary of Lincoln National Corporation (“LNC”), and Raycom Holdings, LLC (“Raycom Holdings”) in Item 8.01 is incorporated herein by reference in answer to this Item 1.01.

Item 8.01.  Other Events.

On November 12, 2007, LFMC entered into the Television Purchase Agreement with Raycom Holdings.  Pursuant to the Television Purchase Agreement, LFMC has agreed to sell to Raycom Holdings all of the outstanding capital stock of three of LFMC’s wholly owned subsidiaries:  (i) WBTV, Inc., the owner and operator of television station WBTV, Charlotte, North Carolina, (ii) WCSC, Inc., the owner and operator of television station WCSC, Charleston, South Carolina, and (iii) WWBT, Inc., the owner and operator of television station WWBT, Richmond, Virginia.

Upon the completion of the transaction contemplated by the Television Purchase Agreement, LFMC expects to receive proceeds of $548 million, subject to certain adjustments.  LFMC and Raycom Holdings have each made customary representations, warranties and covenants in the Television Purchase Agreement.  The completion of the transaction contemplated by the Television Purchase Agreement is subject to regulatory approvals, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and approval of the Federal Communications Commission (the “FCC”), and the satisfaction of other customary conditions, many of which are beyond LFMC’s control, and no assurance can be given that such completion will occur.

LNC and Raycom Media, Inc., Raycom Holdings’ parent (“Raycom”), agreed to guaranty all of the obligations of LFMC and Raycom Holdings, respectively, under the Television Purchase Agreement.

On November 12, 2007, LFMC also entered into a Stock Purchase Agreement (the “Sports Purchase Agreement”) with Raycom Holdings.  Pursuant to the Sports Purchase Agreement, LFMC has agreed to sell to Raycom Holdings all of the outstanding capital stock of Lincoln Financial Sports, Inc., a wholly owned subsidiary of LFMC.  Upon the completion of the transaction contemplated by the Sports Purchase Agreement, LFMC expects to receive proceeds of $35 million, subject to certain adjustments.  LFMC and Raycom Holdings have made customary representations, warranties and covenants in the Sports Purchase Agreement.  The completion of the transaction contemplated by the Sports Purchase Agreement is subject to the satisfaction of customary conditions, many of which are beyond LFMC’s control, and no assurance can be given that such completion will occur.

LNC and Raycom agreed to guaranty all of the obligations of LFMC and Raycom Holdings, respectively, under the Sports Purchase Agreement.

Finally, on November 12, 2007, LFMC entered into a Stock Purchase Agreement (the “Radio Purchase Agreement”) with Greater Media, Inc. (“Greater Media”).  Pursuant to the

Radio Purchase Agreement, LFMC has agreed to sell to Greater Media all of the outstanding capital stock of Lincoln Financial Media Company of North Carolina, the owner and operator of radio stations WBT(AM), Charlotte, North Carolina, WBT-FM, Chester, South Carolina and WLNK(FM), Charlotte, North Carolina.

Upon the completion of the transaction contemplated by the Radio Purchase Agreement, LFMC expects to receive proceeds of $100 million, subject to certain adjustments.  LFMC and Greater Media have each made customary representations, warranties and covenants in the Radio Purchase Agreement.  The completion of the transaction contemplated by the Radio Purchase Agreement is subject to regulatory approvals, including the expiration of the waiting period under the HSR Act and approval of the FCC, and the satisfaction of other customary conditions, many of which are beyond LFMC’s control, and no assurance can be given that such completion will occur.

LNC agreed to guaranty all of the obligations of LFMC under the Radio Purchase Agreement.

On November 12 2007, LNC issued a press release regarding the foregoing transactions, which is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By	/s/Frederick J. Crawford
Name:	Frederick J. Crawford
Title:	Senior Vice President and
Chief Financial Officer

Date:  November 14, 2007

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated November 12, 2007.